Exhibit 10.5

Execution Copy

2008 STIC Plan

The following sets forth the performance conditions and measures as approved by the Compensation Committee on February 19, 2008 for the 2008 annual bonus awards authorized under the CONSOL Energy Inc. Equity Incentive Plan: test

Eligibility	All Section 16 Officers (using the opportunity percentages as approved by the Compensation Committee on January 23, 2008, and with respect to Brett Harvey, as approved by the Compensation Committee on January 23, 2008 and ratified by the independent members of the Board on February 19, 2008)

Performance Period	January 1, 2008 through December 31, 2008

Performance Measures/Conditions (for Maximum Funding)

Subject to Compensation Committee’s exercise of negative discretion, the Maximum Annual Award shall be earned if any one or more of the performance goals are achieved:[1]

(i) Total Shareholder Return relative to the peer companies[2] equals or is greater than the 50th percentile as compared to peers for fiscal year 2008.

(ii) Annual EBITDA (i.e., earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization)[3] for fiscal year 2008 equals or exceeds 50% of the Compensation Committee-approved target EBITDA for 2008.

(iii) Annual Net Income[2] for fiscal year 2008 equals or exceeds 50% of the Compensation Committee-approved target Net Income for 2008.

The maximum funding for any individual will be:

	Base Salary (as of December 31, 2008)	×	Opportunity Percentage	×	200%	=	Maximum Annual Award*

	Note: Irrespective of the above formula, the maximum annual award amount shall not exceed $2,000,000 for any officer for fiscal year 2008.

[1]

Each as approved by (and in accordance with the procedures established by) the Committee on February 19, 2008 and March 25, 2008 and on file with the Compensation Committee, for the performance period of January 1, 2008 to December 31, 2010.

[2]	See Attachment A for list of companies.
[3]

The Committee shall make adjustments to the EBITDA and Net Income calculations for the following items: (i) the effect of changes in accounting principles; (ii) expenses associated with reorganizations and/or restructuring programs, including, but not limited to, reductions in force (pursuant to FASB 146) and early retirement incentives; and (iii) impairment of intangible or intangible assets pursuant to FAS 144.

Negative Discretion	The Compensation Committee will exercise its negative discretion to determine the actual annual cash bonus paid to each officer under the following formula and guidelines:

	Base Salary ×	Opportunity Percentage	×	Annual Incentive Compensation Award Factor (“Award Factor”)		=	Annual Award

The Compensation Committee will determine the Award Factor of each officer as follows:

	Target		Weight		Performance Rating Range
	CONSOL Performance Factor (Board-approved corporate P.O. Net income)		1/2	×	70 – 200%	+

	Individual Objectives		1/2	×	70 – 200%	=	Award Factor[4]

Notwithstanding the foregoing, no awards shall be paid in the event CONSOL does not achieve a minimum net income threshold approved by the Compensation Committee for fiscal year 2008.

After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Condition and any other material terms of the awards have been achieved. For purposes of this provision, and for so long as the Internal Revenue Code of 1986 permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

Subject to the terms and conditions of the Plan, awards earned by a participant will be paid the calendar year immediately following the end of the Performance Period on a date determined in the Committee’s discretion, but in no event later than March 15th of such calendar year.

IN WITNESS WHEREOF, the undersigned hereby certifies on the day and year indicated below that the foregoing performance conditions and measures were approved by the Compensation Committee of the Board of Directors on February 19, 2008.

Dated: March 28, 2008	/s/ John Whitmire
John Whitmire, Chairman, on behalf of the
Board of Directors

Dated: March 28, 2008	/s/ William Powell
William Powell, Chairman, on behalf of the
Compensation Committee

[4]

In exercising its negative discretion, the Committee may make adjustments to calculations for extraordinary, unusual, infrequent, unanticipated or non-recurring items, and may take into account aggregate limits on compensation payouts for all awards to the employees of the Company (e.g., not to exceed $57.3 million for fiscal year 2008).

Attachment A

Total Shareholder Return Peer Companies*

Alliance Resource Partners, L.P.	International Coal Group Inc.
Alpha Natural Resources, Inc.	James River Coal Company
Anadarko Petroleum Corporation	Massey Energy Company
Apache Corporation	Newfield Exploration Company
Arch Coal Inc.	Nexen Inc.
Cabot Oil & Gas Corporation	Noble Energy Inc.
Callon Petroleum Co/DE	Peabody Energy Corporation
Chesapeake Energy Corporation	Penn Virginia Corporation
Cimarex Energy Co.	Pioneer Natural Resources Company
Comstock Resources Inc.	Rio Tinto Group (GBR) –ADR
Denbury Resources Inc.	St. Mary Land & Explor Company
Devon Energy Corporation	Stone Energy Corporation
Encana Corporation	Ultra Petroleum Corporation
EOG Resources, Inc.	Westmoreland Coal Company
Foundation Coal Holdings Inc.

*	The Houston Exploration Co. and the Pogo Producing Company used to be in the Shareholder Return Peer Group, but they are no longer in existence, and accordingly, are no longer in this group.